Exhibit 3.1

ARTICLES OF INCORPORATION

OF

CHEMAIR CORPORATION OF AMERICA

WE, THE UNDERSIGNED, hereby agree to organize a corporation under the Laws of the State of Florida with articles of incorporation as follows:

FIRST:  The name of the corporation is CHEMAIR CORPORATION OF AMERICA.

SECOND:  The general nature of the business or businesses to be transacted is as follows:

Manufacture and sale of hair preparations, cosmetics, hair-sprays, lacquers, setting lotions, shampoos, and the manufacture and sale of small oil-less compressors and accessories thereto.

To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

To make   and   enter   into   all   contracts   necessary   and proper for the conduct of the business of the corporation; to purchase the corporate assets of any other corporation and engage in the same character of business; and to take, hold, sell and convey such property as may be necessary in order to obtain or secure payment of any indebtedness or liability to the corporation.

To contract debts and borrow money at such rates of interest not to exceed the lawful interest rate and upon such terms as the corporation, or its board of directors, may deem necessary or expedient and shall authorize or agree upon, issue and sell bonds, debentures, notes and other evidences of indebtedness, whether secured or unsecured, and execute such mortgages, or other instruments upon or encumbering its property or credit to secure the payment of money borrowed or owing by it, as occasion may require and the board of directors deem expedient.

To acquire, enjoy, utilize, and dispose of patents, copyrights and trade-marks and any licenses or other rights or interests thereunder or therein.

To guarantee, endorse, purchase, hold, sell, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or other evidences of indebtedness created by any other corporation of this state or any other state or government; while owner of such stock to exercise all the rights, powers and privileges of ownership, including the right to vote such stock.

To conduct business, have one or more offices in, and buy, hold, mortgage, sell, convey, lease, or otherwise dispose of real and personal property, and buy, hold, mortgage, sell, convey, or otherwise dispose of franchises in this state and in any of the several states, territories, possessions and dependencies of the United States, the District or Columbia, and in foreign countries.

To do all and everything necessary and proper for the accomplishment of the objects enumerated in these articles of incorporation or necessary or incidental to the benefit and protection of the corporation, and to carry on any lawful businessnecessary or incidental to the attainment of the objects of the corporation whether or not such business is similar in nature to the objects enumerated in these articles of incorporation.

In general, to carry on any other business in connection with the forgoing, and to have and exercise all the powers conferred by the laws of Florida upon corporations formed under the laws of the State of Florida, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in these articles of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

THIRD:  The amount of capital stock authorized is One Hundred Thousand Dollars ($100,000.00), The total number of shares of which the capital stock shall consist and which the corporation is authorized to issue is one million (1,000,000),  all of which shares are to have the par value of Ten Cents  (10¢)  per  share and are  to be shares of Common Stock.

The authorized shares of the corporation may be issued and sold by the corporation for such consideration as, from time to time, may be fixed by the board of directors, at not less than the par value of the shares.  No holder of shares of capital stock of the corporation shall be entitled, as of right, to purchase or subscribe for any part of any unissued stock of the corporation, or any additional stock to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, but any such unissued stock or such additional authorized issue of new stock, or such securities convertible into stock, may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, corporations and associations, upon such terms as may be deemed advisable by the board of directors in the exercise of their discretion.

The corporation is hereby expressly authorized and empowered, from time to time by resolution of its board of directors, to create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the corporation, rights or options entitling the holders or owners thereof to purchase or acquire from the corporation any shares of its capital stock of any class or classes or other securities, whether now or hereafter authorized, such rights or options to be evidenced by or in such warrants or other instruments as shall be approved by the board of directors. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such shares or other securities may be purchased or acquired from the corporation upon the exercise of any such rights or options shall be such as shall be fixed in a resolution or resolutions adopted by the board of directors providing for the creation and issue of such rights or options, and set forth or incorporated by reference in the warrants or other instruments evidencing such rights or options, and an shall be permitted by law.  The board of directors is hereby authorized and empowered to authorize the creation and issue of any such rights or options and any such warrants or other instruments from time to time, for such consideration as the board of directors may determine.  Any and all shares of stock which may be purchased or acquired and/or issued upon the exercise of any such right or option, shall be deemed fully-paid stock and not liable to any further call or assessment thereon, or partly paid and liable to further call or assessment, as the terms of the warrants or other instruments evidencing such rights or options shall provide. Except as otherwise provided by law, the board of directors shall have full power and discretion to prescribe and regulate from time to time the procedure to be followed in, and all other matters concerning, the creation, issue and exercise of any such rights and options and any such warrants or other instruments, and the setting aside of stock or other securities for the purpose thereof, and the issuance of such stock or other securities upon the exercise thereof.

FOURTH:  The amount of capital with which the corporation will begin business is Five Hundred Dollars ($500.00).

FIFTH:    The corporation is  to have perpetual existence .

SIXTH:      The   street   address  of  the   principal office of the corporation in Florida is 110 West Forsyth Street, Jacksonville, Florida 32002 or at such other place within the state as the board of directors from time to time by appropriate action, shall determine.

SEVENTH:  The  number of directors  of  the  corporation  shall not  be less  than  three  (3)  nor more  than  nine  (9), the  number of  directors to be fixed by the  by-laws.

EIGHTH: The number of directors constituting the first board of directors shall be three (3) and the names and street addresses of the members of the first board of directors, who shall hold office for the first year of existence of the corporation or until the successors are elected or appointed and have qualified, are:

DIRECTORS	STREET ADDRESSES

AARON LEF(remainder of name indecipherable)	535 Fairway Drive,
Miami Beach, Florida

PHILLIP D'AULISA	301 East 63rd Street,
New York, N.Y.

KATHLEE SIDOTI	24 Foxhurst Court,
Manhassett Hills, N.Y.

NINTH:  The names and street addresses of each subscriber of the articles of incorporation are as follows:

NAMES	STREET ADDRESSES

JOSEPH D. LANDI	277 Park Avenue,
New York, N.Y.

MICHAEL ZIMMERMAN	277 Park Avenue,
New York, N.Y.

ASIMINA M. KARLOS	277 Park Avenue,
New York, N.Y.

TENTH:  In  furtherance and  not  in  limitation  of the  powers  conferred by  statute,   the   board  of  directors   is expressly authorized:

To  adopt  or amend  by-laws  not  inconsistent  with any by-laws that  may  have  been adopted  by  the  stockholders.

To authorize and  cause  to  be  executed mortgages or other instruments  upon or encumbering the real and personal property  of  the  corporation.

When and as authorized by affirmative voted given at a meeting or by the written consent of stockholders of record holding at least a majority of the stock entitled to vote on such proposal, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises or any property or assets essential to its corporate business, upon such terms and conditions as the board of directors deem expedient.

ELEVENTH: No stockholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to  be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors, in its discretion from time to time may grant, and at such price as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

TWELFTH:  The corporation reserves the right to amend, alter, change or repeal any provision contained in the certificate of incorporation, in the manner new or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being all of the subscribers hereinbefore named, for the purpose of forming a corporation, do subscribe and acknowledge these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this l8th day of July A.D. 1968.

/s/ Joseph D. Landi

/s/ Michael Zimmerman

/s/ Asimina M. Karlos

STATE OF NEW YORK	)
COUNTY OF NEW YORK	) ss: )

I hereby certify that on this day before me, an officer duly authorized in the state aforesaid and in the county aforesaid to take acknowledgements, personally appeared JOSEPH D. LANDI, MICHAEL ZIMMERMAN and ASIMINA M. KARLOS, to me known and known to be the persons described in and who executed the foregoing articles of incorporation, and severally acknowledged before me that they executed the same and that the  facts  therein  stated are  truly  set   forth.

WITNESS my hand and official seal in the county and state last aforesaid this 18th day of July A.D. 1968.

/s/ Frederick Vakran
Notary Public

(NOTARIAL SEAL)

FREDERICK VAKRAN
NOTARY PUBLIC, State of New York No. 52-0237150 Qualified in Suffolk County Certificate filed in New York County Term Expires March 30, 1970

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
CHEMAIR CORPORATION OF AMERICA

WE, THE UNDERSIGNED, hereby agree to amend the Articles of Incorporation and in accordance with Section 607.187, Florida Statutes, state as follows:

FIRST:  The name of the corporation is:

CHEMAIR CORPORATION Of AMERICA.

SECOND: The Articles of Incorporation for CHEMAIR CORPORATION OF AMERICA have been amended and properly adopted by the shareholders of the Corporation.  The amendment to the Articles of Incorporation is as follows:

The amount of capital stock authorized is Two Hundred Thousand ($200,000.00).  The total number of shares which the capital stock shall consist and of which the corporation is authorized to issue is Two Million ($2,000,000), all of which shares are to have the par value of ten cents (10) per share and are to be shares of common stock.

THIRD:  The shareholders of CHEMAIR CORPORATION OF AMERICA duly approved and adopted the aforesaid amendment to the Articles of Incorporation on January 5, 1972.

WE, THE UNDERSIGNED, being the President and Secretary of CHEMAIR CORPORATION OF AMERICA, respectively, for the purpose of amending the Articles of Incorporation, hereby declare and certify that the facts herein stated are true, and accordingly have hereunto set our hands this 9th day of November, 1981.

/s/ Barry Fleischer
Barry Fleischer, President

/s/ Robert J. Seppey
Robert J. Seppey, Secretary

STATE OF MICHIGAN	)
COUNTY OF OAKLAND	) ss: )

I hereby certify that on this daybefore me, an officer duly authorized in the state aforesaid and in the county aforesaid to take acknowledgments, personally appeared BARRY FLEISCHER, to me known and known to be the person described in and who executed the foregoing Articles of Amendment to the Articles of Incorporation, and severally acknowledge before me that he executed the same and that the facts herein Stated are truly set forth.

Witness my hand and official seal in the county and State last aforesaid this 9th day of November, 1981.

(NOTARIAL SEAL)

/s/ Andrew M. Farratto
NOTARY PUBLIC

ANDREW M. FARRATTO
NOTARY PUBLIC Wayne County, Mich.
My Commission Expires June 27, 19(indecipherable)

STATE OF	)
COUNTY OF	) ss: )

I hereby certify that on this day before me, an officer duly authorized in the state aforesaid and in the county aforesaid to take acknowledgments, personally appeared ROBERT J. SEPPEY to me known and known to be the person described in and who executed the foregoing Articles of Amendment to the Articles of Incorporation, and severally acknowledge before me that he executed the same and that the facts herein stated are truly set forth.

Witness my hand and official seal in the County and State last aforesaid this  9th day of November, 1981.

/s/ Phillip Schwartz
NOTARY PUBLIC

(NOTARIAL SEAL)

NOTARY PUBLIC (indecipherable)
My Commission Expires (indecipherable)

ARTICLES OF AMENDMENT TO THE ARTICLES OF
INCORPORATION OF CHEMAIR CORPORATION OF
AMERICA

We, the undersigned, hereby agree to amend the Articles of Incorporation and in accordance with Section 607.187, Florida Corporation Act, state as follows:

1.  The name of the Corporation is CHEMAIR CORPORATION OF AMERICA.

2.  The Articles of Incorporation for CHEMAIR CORPORATION OF AMERICA have been amended and properly adopted by the shareholders of the Corporation.  The Amendment to the Articles of Incorporation are as follows:

(a) The name of the Corporation is hereby changed to:  BEAUTY BRAND GROUP, INC.

(B) The amount of capital stock authorized is Five Hundred Thousand ($500,000) Dollars.

(C) The total number of shares of capital stock shall consist and of which the Corporation is authorized to issue is Five Million (5,000,000) all of which shares are to have the par value of ten ($0.10) cents per share and are to be shares of common stock.

3.  The shareholders of CHEMAIR CORPORATION OF AMERICA, now known as BEAUTY BRAND GROUP, INC., duly approved and adopted the aforesaid Amendments to the Articles of Incorporation on December 27, 1982.

We, the undersigned, being the President and Secretary of BEAUTY BRAND GROUP, INC., formerly known as CHEMAIR CORPORATION OF AMERICA, respectfully, for the purpose of amending the Articles of Incorporation, hereby declare and certify that the facts herein stated are true and accordingly have set our hands this 22nd day of February, 1983.

/s/ Barry Fleischer
Barry Fleischer, President

/s/ Robert J. Seppey
Robert J. Seppey, Secretary

STATE OF FLORIDA	)
COUNTY OF	) ss: )

On this 22nd day of February, 1983, before me personally appeared ROBERT J. SEPPEY, and being first duly sworn, deposes and says that he has read the foregoing Articles of Amendment to the Articles of Incorporation of Chemair Corporation of America by him subscribed and that the same is true of his own knowledge, except as to those matters stated to be upon information and belief, and as to those matters, he believes them to be true.

/s/ Karen Chuping
Karen Chuping, Notary Public

STATE OF MICHIGAN	)
COUNTY OF OAKLAND	) ss: )

On this 22nd day of February, 1983, before me personally appeared BARRY FLEISCHER, and being first duly sworn, deposes and says that he has read the foregoing Articles of Amendment to the Articles of Incorporation of Chemair Corporation of America by him subscribed and that the same is true of his own knowledge, except as to those matters stated to be upon information and belief, and as to those matters, he believes them to be true.

/s/ Patricia M. Pawlus
Patricia M. Pawlus, Notary Public
Oakland County, State of Michigan
My commission expires: 7/12/83

ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION OF
BEAUTY BRANDS GROUP, INC.
(formerly CHEMAIR CORPORATION OF AMERICA)

We, the undersigned, hereby agree to amend the Articles of Incorporation and in accordance with Section 607.187, Florida Corporation Act state as follows:

1.       The name of the Corporation is BEAUTY BRANDS GROUP, INC. (formerly CHEMAIR CORPORATION OF AMERICA).

2.       The Articles of Incorporation for BEAUTY BRANDS GROUP, INC. have been amended and properly adopted by a majority of the shareholders entitled to vote thereon of the Corporation. The Amendment to the Articles of Incorporation consists of the authorization of 200,000 Shares of a new class of stock, Preferred Stock, with a par value of $2.50 per Share.  A description of the relative rights and preferences of such Preferred Stock is attached hereto and incorporated by reference herein as Exhibit "A", together with a description of the rights and preferences of the Common Stock as a result of this Amendment.

3.       The shareholders of BEAUTY BRANDS GROUP, INC. (formerly CHEMAIR CORPORATION OF AMERICA), duly approved and adopted the aforesaid Amendments to the Articles of Incorporation on March 27, 1984.

We, the undersigned, being the President and Secretary of BEAUTY BRANDS GROUP, INC. (formerly known as CHEMAIR CORPORATION OF AMERICA), respectfully, for the purpose of amending the Articles of Incorporation, hereby declare and certify that the facts herein stated are true and accordingly have set our hands this 27th day of March, 1984.
Barry Fleischer, President

/s/ Barry Fleischer
Barry Fleischer, President

/s/ Robert J. Seppey
Robert J. Seppey, Secretary

STATE OF MICHIGAN	)
COUNTY OF OAKLAND	) ss: )

On this 27th day of March, 1984, before me personally appeared BARRY FLEISCHER, and being first duly sworn, deposes and says that he has read the foregoing Articles of Amendment to the Articles of Incorporation of Beauty Brands Group, Inc., by him subscribed and that the same is true of his own knowledge, except as to those matters stated to be upon information and belief, and as to those matters, he believes them to be true.

/s/ Edward R. Schonberg
EDWARD R. SCHONBERG
OAKLAND COUNTY NOTARY PUBLIC
MY COMMISSION EXPIRES: 3-8-86

STATE OF FLORIDA	)
COUNTY OF	) ss: )

On this 27th day of March, 1984, before me personally appeared ROBERT J.SEPPEY, and being first duly sworn, deposes and says that he has read the foregoing Articles of Amendment of the Articles of Incorporation of Beauty Brands Group, Inc., by him subscribed and that the same is true of his own knowledge, except as to those matters stated to be upon information and belief, and as to those matters, he believes them to be true.

/s/ Robert J. Seppey, Secretary

Sworn to before me this 27th day of
March 1984 at Hialeah, Florida

/s/ (indecipherable)
NOTARY PUBLIC

Notary Public State of Florida
at Large My Commission Expires
JULY 17 1985 Bonded
Thru General Ins. Underwriters

EXHIBIT  "A"

Common Stock

Voting Rights. The entire voting power of the corporation shall be vested in the shares of Common Stock. All holders of common shares of stock of the Company are entitled to One (1) vote for each share of Common Stock registered in their name on the books of the Corporation,

Dividend Rights.All holders of shares of the Common Stock of the Company shall be entitled to receive, when and as declared, dividends in such amounts as determined by the Board of Directors of the Company, payable ratably to the holders of shares of Common Stock and holders of shares of Preferred Stock, the amount of such dividends to be identical as to each share of Common and Preferred Stock; provided that no dividends shall be paid to the Common Stock shareholders before the fourteen (14%) percent per annum, cumulative, preferred dividends shall be declared on the outstanding shares of Preferred Stock.

Liquidation Rights.   All holders of common shares of stock and all holders of the shares of the Preferred Stock of the Company are entitled to receive, pro rata, any assets remaining after payment of all liabilities of the Company, including payment of any accrued but unpaid cumulative dividends due and owing the Preferred Stock Shareholders together with payment of an amount equal to the par value of each share of Preferred Stuck to the Preferred Stock Shareholders.

Other Matters. The Common Stock of the Company does not have any conversion, preemptive or redemption features.

Preferred Stock

Voting Rights.  The holders of the shares of Preferred Stock shall have no voting rights or privileges upon any matters on account of such Preferred Stock.

Dividend Rights. The holders of the shares of Preferred Stock shall be entitled to receive out of any funds of the Company at any time legally available for the declaration of dividends, dividends at the rate of fourteen (14%) percent per annum of the stated value of each share of Preferred Stock; payable in cash at such intervals as the Board of Directors may from time to time determine. Dividends on the shares of Preferred Stock shall accrue from the date of issuance of such shares of Preferred Stock. Such dividends shall be payable before any dividends shall be declared or paid upon or set apart for the shares of Common Stock and shall be cumulative so that if in any year or years dividends upon the outstanding shares of Preferred Stock at the rate of fourteen (14%) percent per annum shall not have been paid thereon or declared and set apart therefor, the amount of such deficiency shall be fully paid or declared end set apart for payment before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of Common Stock.

After the aforesaid, preferred, cumulative dividends on the shares of Preferred Stock have been paid or declared and set apart from payment, the holders of the shares of Preferred Stock shall be entitled to receive, when and as declared, dividends in such amounts as determined by the Board of Directors of the Company, payable ratably to the holders of such shares of Preferred Stock and to the holders of shares of Common Stock, the amount of such dividends to be identical as to each share of preferred Stock and Common Stock.

Liquidation Rights. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, resulting in any distribution of its assets to its shareholders, the holders of those shares of Preferred Stock shall be entitled to receive an amount per share equal to the par value of each share of Preferred Stock together with an amount equal to any accrued but unpaid cumulative, preferred dividends due and owing the Preferred Stock shareholders before any payment or distribution of the assets of the Company is made or set apart for the Common stock shareholders. If the assets of the Company are insufficient for the payment to the Preferred Stock shareholders of the full preferential amount described herein, such assets shall be distributed ratably among the holders of the shares of Preferred Stock in accordance with the amounts which will be payable on such distribution if all sums payable were discharged in full. Afterthe payment of the preferential amount described herein to the Preferred Stock shareholders, all of the then remaining assets of the Company shall be paid ratably to the Common Stock shareholders.

Conversion Rights. The holder of each share of outstanding Preferred Stock of the Company shall have the right on March 1 or September 1 of any year prior to September 1, 1989, to receive the certificate evidencing such shares and receive, in lieu and in conversion thereof, a certificate evidencing three (3) shares of Common Stock of the Company for every one (1) share of Preferred Stock of the Company so surrendered. Prior to or contemporaneously with such conversion, the company shall pay to the Preferred Stock shareholder any deficiency resulting from the non-payment of the preferred, cumulative dividends due said Preferred Stock shareholder as described hereinabove. The shares of Preferred Stock so exchanged and converted shall not be reissued by the Company.

In the event the Company shall at any time prior to such conversion either: (a) subdivide the outstanding shares of Common Stock into a greater number of shares; (b) change the outstanding shares of Common stock into the same or a given number of shares of any other class or classes of Common Stock; (c) increase the number of authorized but unissued shares of Common Stock; (d) declare on or in any other respect of the shares of Common Stock  dividend payable in shares or other securities of the Company or (e) offer to the holders of the shares of Common Stock any rights to subscribe for shares or for other securities of the company, then the holders of the shares of Preferred Stock shall be entitled, as the case may be, to receive the same number of shares of Common Stock upon conversion as will represent the same proportion of the outstanding shares of Common Stock prior to such increase or decrease as they would have been entitled to receive had they been holders of the number of shares of Common Stock into which their shares of Preferred Stock were convertible on the record date for any such action described in subparagraphs (a) through (e) hereinabove.

Redemption Rights.  The   Company,   at   its   sole   option as determined by the Board of Directors at any time subsequent to September 1, 1987, may redeem the whole, or from time to time, redeem any part of the outstanding shares of Preferred Stock on March 1 or September 1 of any year thereafter by paying in cash therefor any amount equal to the par value for each such share of Preferred Stock together with an amount equal to any deficiency resulting from the non-payment of the preferred, cumulative dividends due the Preferred stock shareholders as described hereinabove: provided, however, that in order for the Company to so redeem the shares of Preferred Stock as described hereinabove, it must give each Preferred Stock shareholder ninety (90) days prior notice (to March 1 or September 1, as the case may be) of such intent to redeem during which ninety (90) day period the shareholder will have the right, as determined in his sole discretion, to convert his shares of Preferred Stock into shares of Common Stock as described hereinabove. In the case of a partial redemption only of the outstanding shares of Preferred Stock, the Company shall redeem such shares of Preferred Stock pro rata.

Pre-emptive Rights. The Preferred Stock of the Companydoes not have any pre-emptive rights.